Exhibit 99.1

Contact:

Icagen
Richard D. Katz, M.D.
EVP, Finance and Corporate Development;
Chief Financial Officer
Icagen, Inc.
(919) 941-5206
rkatz@icagen.com

ICAGEN – PFIZER PAIN COLLABORATION

REACHES FIRST-IN-MAN MILESTONES

(RESEARCH TRIANGLE PARK, NC), July 29, 2010 – Icagen, Inc. (Nasdaq: ICGN) today provided an update on its sodium channel program for pain and related disorders which is being conducted in collaboration with Pfizer. Pfizer and Icagen have initiated a clinical study in healthy volunteers of several collaboration compounds in order to assist in the selection of compounds for further clinical development. The initiation of this study triggers milestone payments to Icagen of $3 million. Pfizer has funded all aspects of the collaboration, including research and preclinical development efforts at Icagen, and has exclusive worldwide rights to commercialize products that result from the collaboration.

P. Kay Wagoner, CEO of Icagen, stated, “We are very pleased to report positive progress in our sodium channel pain collaboration with Pfizer in which compounds are now being advanced into first-in-man studies. As we have reported previously, the scientific partnership between Icagen and Pfizer has been successful in identifying novel, potent and selective blockers of the sodium channel Nav1.7, also referred to as SCN9A. Loss of function mutations of this channel have been genetically linked to the congenital inability to experience pain, and conversely gain of function mutations are implicated in the pain underlying primary erythromelalgia and paroxysmal extreme pain disorder. Based upon these genetic linkages, Nav1.7 is believed to be among the most promising targets for new pain therapeutics.”

Gillian Burgess, Chief Scientific Officer of Pfizer’s Pain Research Unit, stated, “We are pleased with the work we have done with Icagen on sodium channels for pain. We believe that the joint identification of these proprietary molecules targeting sodium channels in our collaboration is an exciting advance in this field.”

About Icagen

Icagen, Inc. is a biopharmaceutical company based in Research Triangle Park, North Carolina, focused on the discovery, development and commercialization of novel orally-administered small molecule drugs that modulate ion channel targets. Utilizing its proprietary know-how and integrated scientific and drug development capabilities, Icagen has identified multiple drug candidates that modulate ion channels. The Company is conducting research and development activities in a number of disease areas, including epilepsy, pain and inflammation. The Company has a clinical stage program in epilepsy and pain. To learn more about Icagen, please visit our website at www.icagen.com.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in Icagen’s most recent most recent Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2010. These risk factors include risks as to Icagen’s lack of liquidity and substantial doubt about Icagen’s ability to continue as a “going concern;” Icagen’s ability to raise additional funding; Icagen’s history of net losses and how long Icagen will be able to operate on its existing capital resources; general economic and financial market conditions; Icagen’s ability to maintain compliance with NASDAQ’s continued listing requirements; whether Icagen’s product candidates will advance in the clinical trials process; the timing of such clinical trials; whether the results obtained in preliminary studies will be indicative of results obtained in clinical trials; whether the clinical trial results will warrant continued product development; whether and when, if at all, Icagen’s product candidates, including ICA-105665 and Icagen’s other lead compounds for epilepsy and pain, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and if such product candidates receive approval, whether such products will be successfully marketed; and Icagen’s dependence on third parties, including manufacturers, suppliers and collaborators. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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